UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 8, 2016

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 8, 2016, Kenneth Efird was appointed by the Board of Directors (“Board”) of Nobilis Health Corp. (the “Company”) as President of the Company. Mr. Efird, 36, has served as our Chief Operating Officer since January 2016. Prior to that, Mr. Efird served the Company in various roles from November 2010 through January 2016. Mr. Efird served as the Company’s Chief Operations Officer from January 2013 to December 2015, and from November 2010 through December 2012, he served as Chief Business Development Officer and Director of Clinical Operations. In his roles at the Company, Mr. Efird has been responsible for managing center operations, revenue cycle management, business development, sales, and marketing divisions. Mr. Efird received his doctorate degree from Texas Chiropractic College in 2003. Mr. Efird receives an annual salary of $350,000, a bonus of 50% under the Company’s short term incentive plan, and other benefits (including Company contributions to Mr. Efird’s 401(k) Plan account and health insurance premiums).

There are no family relationships among Mr. Efird and the members of the Board or the other members of senior management of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	99.1 Press Release dated July 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

By: /s/ Kenneth Klein

Kenneth Klein
Chief Financial Officer

Date: July 13, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press Release dated July 11, 2016